Exhibit 10.1

EXTENSION AGREEMENT RE EXCLUSIVE

LICENSE AND DISTRIBUTION AGREEMENT

This EXTENSION AGREEMENT RE EXCLUSIVE LICENSE AND DISTRIBUTION AGREEMENT (this “Agreement”) is made effective 16 December 2009 (the “Effective Date”) by and among NEXTFITNESS, INC., a Nevada corporation whose address is 147 W Election Road, Suite 200, Draper UT 84020 (“Licensor”) and NETFIT, INC. (fka Wren, Inc.), a Nevada corporation whose address is 235 West Sego Lily Drive, 2nd Floor, Sandy UT 84070 (“Licensee”).

A.

Licensor and Licensee entered into an Exclusive License and Distribution Agreement dated effective as of 4 March 2009, (the “License and Distribution Agreement”), wherein monthly payments were deemed to have started on the Effective Date of said License and Distribution Agreement.

B.

Licensor and Licensee entered into an Addendum and Extension to Exclusive License and Distribution Agreement dated effective as of 31 March 2009, wherein Section 1(g)(v) of said License and Distribution Agreement was amended to provide for a thirty (30) day extension for each payment date on the payment schedule.

C.

Licensor and Licensee entered into a Second Addendum and Extension to Exclusive License and Distribution Agreement dated effective 1 May 2009, that set forth an additional $300,000 license fee and otherwise modified and extended the payment amounts and dates under Section 1(g)(v) of the License and Distribution Agreement.

D.

Whereas, the Parties acknowledge that substantial payments of amounts due as license fees under the License and Distribution Agreement have been paid. Therefore, Licensor agrees to extend payment for the remaining balance of the license fees until 31 March 2010, as more fully described below.

E.

Licensor and Licensee are willing to modify the License and Distribution Agreement as specified in this Agreement.

NOW THEREFORE, the Parties agree to amend the License and Distribution Agreement as follows:

1.

Extension. See Addendum A, attached.

[Signature Page to Follow]

DATED effective the day, month and year first above written.

LICENSOR: NEXTFITNESS, INC., a Nevada corporation /s/ Jeff Hays Jeff Hays, President
LICENSEE NEXTFIT, INC., a Nevada corporation /s/ Jeff Jenson Jeff Jenson, President

Addendum A

1.

Licensee and Licensor hereby extend the term of repayment due under Section 1(g)(v) of the License and Distribution Agreement to March 31, 2009 (the “Due Date”).

2.

Prior to the Due Date, Licensor and Licensee shall exercise commercially reasonable efforts to complete an accounting of all payments made by Licensee to Licensor under the terms of the License and Distribution Agreement, including all in-kind or similar payments from Licensee to Licensor. The balance due under Section 1(g)(v) of the License and Distribution Agreement shall be determined based upon the completed accounting.

3.

Licensee hereby agrees that this Agreement is executed merely to memorialize an extension of the term of repayment of the balance due under Section 1(g)(v) of the License and Distribution Agreement and does not constitute or in any way operate as a release, discharge, satisfaction, or cancellation of said indebtedness or any part thereof. Except as expressly set forth in Sections 1 and 2 above, nothing herein contained shall affect or be construed to affect any of the terms or provisions of the License and Distribution Agreement, nor impair the validity or security thereof or any rights or powers which Licensor now or hereafter may have under or by virtue thereof for recovery of the obligations evidenced by the Note in case of default or non-fulfillment of the License and Distribution Agreement, this Agreement or otherwise.

4.

Licensee hereby specifically ratifies and consents to each and every term of the License and Distribution Agreement, except as such terms have been specifically modified herein.

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